UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 15, 2024, Terran Orbital Corporation (“Terran” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lockheed Martin Corporation, a Maryland corporation (“Parent”), and Tholian Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Terran (the “Merger”), with Terran continuing as the surviving corporation (the “Surviving Corporation”) of the Merger and a wholly owned subsidiary of Parent.

In connection with the entry into the Merger Agreement, Terran’s board of directors (the “Board”) unanimously (a) determined that it is fair to, and in the best interests of the Company and its stockholders, to enter into the Merger Agreement, (b) approved, adopted and declared advisable the Merger Agreement and the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereunder, including the Merger; (c) directed that the approval and adoption of the Merger Agreement (including the Merger) be submitted to a vote at a meeting of the stockholders of the Company; and (d) recommended that the Company’s stockholders approve the adoption of the Merger Agreement and approve the Merger on the terms and subject to the conditions set forth in the Merger Agreement.

Equity and Warrant Treatment in the Merger

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (the “Common Stock”) outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) will be cancelled and converted automatically into the right to receive $0.25 per share in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time, the Company’s outstanding, unexercised and vested options to purchase Common Stock (the “Options”) will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding of taxes, equal to the product of (a) the number of shares of Common Stock subject to such Option, multiplied by (b) the amount by which the Merger Consideration exceeds the exercise price of such Option. Any Option with an exercise price that is equal to or greater than the Merger Consideration will be cancelled without the payment of consideration. Any Option that is unvested as of immediately prior to the Effective Time will be cancelled for no consideration.

At the Effective Time, the Company’s restricted stock units will automatically (a) become fully vested and (b) be cancelled and converted into the right to receive the Merger Consideration as set forth in the Merger Agreement.

At the Effective Time, each outstanding SPAC Warrant (as defined in the Merger Agreement) will, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant exercisable for Common Stock and will become a right to purchase and receive the Merger Consideration (a “Merger Warrant”). If a holder of a Merger Warrant properly exercises the Merger Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), the Warrant Price (as defined in the Merger Agreement) with respect to such exercise will be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (a) the Warrant Price in effect prior to such reduction minus (b) (i) the Merger Consideration minus (ii) the Black-Scholes Warrant Value (as defined in the Merger Agreement).

At the Effective Time, each outstanding Company Warrant (as defined in the Merger Agreement) will, in accordance with its terms, automatically and without any required action on the part of Parent, Merger Sub, the Company or the holder thereof, cease to represent a Company Warrant exercisable for Common Stock and shall become a Company Warrant exercisable for the Merger Consideration. To the extent a holder of a Company Warrant does not exercise such Company Warrant prior to the Effective Time, the Surviving Corporation shall assume the obligations of any then-outstanding Company Warrant in accordance with the terms of the applicable warrant agreement or warrant issued thereunder. Notwithstanding the foregoing, if a holder of a Company Warrant properly exercises the Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a Current Report on Form 8-K filed with the SEC, such exercise shall be treated in accordance with the terms of the applicable warrant agreement or warrant issued thereunder.

Treatment of Existing Notes, FP Combination Warrants and PIPE Investment Obligation

Contingent on and effective immediately prior to the Effective Time, the Company Convertible Notes (as defined in the Merger Agreement) shall be treated in accordance with certain provisions of the Convertible Note and Warrant Purchase Agreement (as defined in the Merger Agreement).

Contingent on the Closing (as defined in the Merger Agreement) and effective concurrently with the Effective Time, all the obligations under the LM/BP Note Purchase Agreement (as defined in the Merger Agreement) shall be prepaid in accordance with its terms.

Contingent on the Closing and effective concurrently with the Effective Time, all obligations under the FP Note Purchase Agreement (as defined in the Merger Agreement) shall be prepaid in accordance with its terms, and all obligations under the FP Combination Warrants (as defined below) shall be paid in accordance with the FP Combination Warrants.

The obligations pursuant to the PIPE Investment Obligation (as defined in the Merger Agreement) shall be paid in full by Parent and be extinguished effective concurrently with the Effective Time (the “PIPE Investment Satisfaction”).

Closing Conditions

The consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including (a) the approval of the Merger Agreement and the Merger by the affirmative vote of the holders of a majority of all outstanding shares of the Company’s Common Stock (the “Stockholder Approval”), (b) receipt of applicable regulatory approvals, (c) the absence of (i) any pending investigation or legal proceeding by the United States Department of Justice, Antitrust Division or the Federal Trade Commission (each a “United States Federal Antitrust Authority”) that could, among other things, result in the consummation of the Transactions being restrained or prohibited, (ii) any written communication from a United States Federal Antitrust Authority threatening a legal proceeding as described in clause (i), or (iii) any oral communication by a United States Federal Antitrust Authority to Parent and the Company threatening a legal proceeding as described in clause (i), and (d) the absence of any law or order that enjoins or otherwise prohibits or makes illegal the consummation of the Merger (clauses (b), (c) and (d), the “Government Matters Conditions”). The obligation of each of the Company and Parent to consummate the Merger is also conditioned on, among other things, the truth and correctness of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers) and material compliance by the other party with pre-closing covenants.

Parent’s and Merger Sub’s obligation to consummate the Merger is also subject to there being no Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement and the Company receiving certain regulatory approvals related to telecommunications licenses including U.S. Federal Communications Commission licenses (the “Telecommunications Approval Condition”).

Other Terms

The Merger Agreement contains customary representations, warranties and covenants made by each of the Company, Parent and Merger Sub, including, among others, the obligation of the Company to conduct its business in the ordinary course, consistent with past practice and to refrain from taking certain specified actions without the consent of Parent. In addition, the Merger Agreement contains covenants that require the Company to call and hold a meeting of the stockholders and use reasonable best efforts to solicit the Stockholder Approval, except to the extent that the Merger Agreement has been earlier terminated in accordance with its terms.

“Go-Shop”; “No-Shop” Restrictions

During the period beginning on the date of the Merger Agreement and continuing until 11:59 P.M. (New York City time) on September 13, 2024 (the “No-Shop Period Start Date”), the Company, its subsidiaries and their respective representatives have the right to (i) solicit, initiate, facilitate and encourage any inquiry or the making of any proposal or offer that constitutes a competing acquisition proposal, (ii) furnish to any person that is party to an acceptable confidentiality agreement any information which is reasonably requested by any person in connection with such person’s potentially making a competing acquisition proposal and (iii) participate or engage in discussions or negotiations with such person regarding a competing acquisition proposal. On the No-Shop Period Start Date, the Company will notify Parent in writing of the identity of each person from whom the Company has received a competing acquisition proposal after the execution of the Merger Agreement and prior to the No-Shop Period Start Date and provide Parent with copies of drafts of proposed agreements and other documents related to such competing acquisition proposal, and a written summary of any material terms and conditions of such competing acquisition proposal not made in writing. The Company shall keep Parent reasonably informed of all material developments, discussion and negotiations concerning any such competing acquisition proposal and provide Parent with any written supplements or written additions to any competing acquisition proposal, including any revisions to any proposed transaction agreement and any related documents.

On the No-Shop Period Start Date, the Company will cease such activities, and will be subject to further restrictions, including that it will not (i) solicit proposals or offers that constitute, or could reasonably be expected to lead to, a competing acquisition proposal, (ii) engage in any discussions or negotiations regarding a competing acquisition proposal or (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar agreement constituting an acquisition proposal, other than an Acceptable Confidentiality Agreement (as defined in the Merger Agreement). However, prior to obtaining stockholder approval, the Company may engage in the foregoing activities with any third party that has provided the Company with a competing acquisition proposal after the execution of the Merger Agreement and prior to the No-Shop Period Start Date, which acquisition proposal the Board determines in good faith is or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). Furthermore, the Company can also engage in such activities with any third party that provides to the Company an unsolicited bona fide written competing acquisition proposal, if, subject to compliance with certain other conditions, the Board determines in good faith that such acquisition proposal constitutes, or is reasonably likely to result in, a Superior Proposal.

Prior to the approval of the Merger Agreement by the Company’s stockholders, the Board may change its recommendation that the Company’s stockholders approve the Merger Agreement if the Board receives a Superior Proposal (as defined in the Merger Agreement) or upon the occurrence of certain types of intervening events, but only if certain conditions are satisfied with respect thereto and the Company complies with its obligations in respect thereof under the Merger Agreement.

Parent Voting

At the Stockholders’ Meeting (as defined in the Merger Agreement), and at every adjournment or postponement thereof, unless otherwise directed by the Company, Parent and its affiliates are required to cause all of the Terran securities with respect to which the Parent and its Affiliates have voting rights to be voted, in favor of: (x) the adoption of the Merger Agreement and the approval of the Merger; (y) any proposal to adjourn or postpone the Stockholders’ Meeting to a later date if there are not sufficient votes for approval; and (z) each of the other actions contemplated by the Merger Agreement.

Termination Rights

Subject to the additional terms and conditions set forth in the Merger Agreement, either the Company or Parent may terminate the Merger Agreement if (a) the Closing has not occurred on or before February 14, 2025, (the “End Date”), provided that if any of the Government Matters Conditions or the Telecommunications Approval Condition have not been satisfied or waived prior to such date but all other conditions to closing have been satisfied or waived, the End Date may be extended by Parent for up to two (2) successive periods of three (3) months each; (b) the Stockholder Approval has not been obtained at the conclusion of a duly convened stockholders’ meeting of the Company’s stockholders called for such purpose or the final adjournment or postponement thereof; or (c) a governmental authority enacts or enforces any final and nonappealable law or order permanently enjoining or otherwise permanently preventing the consummation of the Merger.

Parent may terminate the Merger Agreement in certain additional limited circumstances, including if there is a willful or intentional material breach by the Company of its no-shop restrictions, upon the occurrence of certain bankruptcy events or upon an event of default under the Bridge Note Purchase Agreement (as defined below) that continues for at least five (5) business days.

The Company may terminate the Merger Agreement in certain additional limited circumstances, including, prior to obtaining the Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) prior to or substantially concurrently with such termination and the payment to Parent of a termination fee.

Termination Fees

Upon termination under certain specified circumstances, including upon termination (a) by the Company in order for it to enter into a definitive agreement to accept a Superior Proposal, or (b) by Parent due to a willful or intentional material breach by the Company of its no-shop restrictions and, within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to any Acquisition Transaction (as defined in the Merger Agreement) and the Acquisition Transaction is consummated, the Company must pay Parent a termination fee of $1.68 million, provided that the termination fee will be $840,000 if the Company terminates the Merger Agreement for such specified circumstances prior to the No-Shop Period Start Date. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $1.68 million under certain circumstances if the Merger Agreement is terminated (a) by Parent or the Company after the End Date and the unsatisfied conditions to closing are the Government Matters Conditions, or (b) Parent elects to terminate the Merger Agreement due to litigation filed by a governmental entity that, if successful, would enjoin or otherwise prohibit or make illegal the consummation of the Transactions (as defined in the Merger Agreement).

Voting and Support Agreements

Concurrently with the signing of the Merger Agreement on August 15, 2024, certain of the Company’s stockholders (including Marc Bell and Daniel Staton (the “Voting Parties”) and certain institutions), in their capacity as stockholders of the Company, entered into a voting and support agreement (each, a “Voting and Support Agreement”) with Parent. Pursuant to the Voting and Support Agreements, the applicable stockholders have agreed, among other things, to vote the shares of Common Stock they beneficially own (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon at any meeting of the holders of Common Stock related thereto; (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement and (iii) against certain other specified actions, including any alternative acquisition proposal and any actions that are intended to impede, interfere with, delay, postpone, discourage or adversely affect the Merger. The Voting and Support Agreements terminate, among other reasons, (i) upon the termination of the Merger Agreement in accordance with its terms, including by the Company in order to enter into an alternative acquisition agreement to accept a Superior Proposal, (ii) the effectiveness of any amendment, modification or supplement to the Merger Agreement that decreases the amount of Merger Consideration, changes the form of the Merger Consideration or impedes or delays the consummation of the Merger and (iii) from August 15, 2024 until the No-Shop Period Start Date, the date on which the Company board of directors withdraws or modifies, in a manner adverse to Parent, the Company Board Recommendation (as defined in the Merger Agreement), in accordance with the terms of the Merger Agreement.

Amendment to Shareholder Rights Plan

On August 15, 2024, Terran’s board of directors approved an amendment (the “Rights Agreement Amendment”) to the Amended and Restated Rights Agreement, dated as of April 18, 2024, by and between Terran and Continental Stock Transfer & Trust Company, as the rights agent (as amended, the “Rights Agreement”). The Rights Agreement Amendment prevents the approval, announcement, execution, delivery or performance of the Merger Agreement, the Voting and Support Agreements, or the consummation of the Merger or any other transactions contemplated by the Merger Agreement or Voting and Support Agreements, from, among other things (i) resulting in Parent, Merger Sub or any of the Voting Parties being an Acquiring Person (as defined in the Rights Agreement) or (ii) resulting in the occurrence of a Distribution Date (as defined in the Rights Agreement) or a Shares Acquisition Date (as defined in the Rights Agreement). The Rights Agreement Amendment also exempts the transactions contemplated by the Merger Agreement and the Voting and Support Agreements from the provisions of the Rights Agreement relating to a Qualifying Offer (as defined in the Rights Agreement). The Rights Agreement Amendment further provides that the Rights (as defined in the Rights Agreement) will expire in their entirety immediately prior to the effective time of the Merger without any payment being made in respect thereof.

Amendment to Subscription Agreement

Concurrently with the signing of the Merger Agreement on August 15, 2024, the Company and Staton Orbital Family Limited Partnership (the “Insider PIPE Investor”) entered into a First Amendment to Subscription Agreement (the “Subscription Agreement Amendment”) to amend the Subscription Agreement, dated October 28, 2021 by and between the Company and the Insider PIPE Investor (the “Subscription Agreement”) to provide for the PIPE Investment Satisfaction in the event of the Merger Closing (as defined below). Pursuant to the Amendment, the Insider PIPE Investor agreed to postpone its right to receive payments under the Subscription Agreement until the earlier of the consummation of the transactions contemplated by the Merger Agreement (the “Merger Closing”) or the termination of the Merger Agreement in accordance with its terms. As consideration for postponing payments under the Subscription Agreement, upon the Merger Closing, the Insider PIPE Investor is entitled to receive, to the extent permitted under the debt facilities of the Company and its subsidiaries, a lump sum payment in cash of all accrued and unpaid amounts due and owing to the Insider PIPE Investor under the Subscription Agreement. In the event the Merger Agreement is terminated in accordance with its terms, the Company’s payment obligations with respect to such accrued amounts will be reinstated and payable in accordance with the original terms of the Subscription Agreement commencing on the next quarterly installment payment date following the termination of the Merger.

Amendments to FP Combination Warrants

Concurrently with the signing of the Merger Agreement on August 15, 2024, the Company, Parent and FP Credit Partners Phoenix II, LP (“FP Phoenix”) entered into an Amendment (the “FP Phoenix Amendment”) to that certain Warrant to Purchase Shares of Common Stock of Terran Orbital Corporation issued March 25, 2022 by the Company to FP Phoenix (the “FP Phoenix Warrant”). Pursuant to the FP Phoenix Amendment, the Company agreed to, notwithstanding the prior exercise of the FP Phoenix Warrant, repurchase all of the FP Phoenix Warrant in exchange for a payment by the Company to FP Phoenix of $972,134.83 on the date of the Merger Closing.

Concurrently with the signing of the Merger Agreement on August 15, 2024, the Company, Parent and FP Credit Partners II, L.P. (“FP Credit Partners”) entered into an Amendment (the “FP Credit Partners Amendment” and together with the FP Phoenix Amendment, the “FP Combination Warrants Amendments”) to that certain Warrant to Purchase Shares of Common Stock of Terran Orbital Corporation issued March 25, 2022 by the Company to FP Credit Partners (the “FP Credit Partners Warrant” and together with the FP Phoenix Warrant, the “FP Combination Warrants”). Pursuant to the FP Credit Partners Amendment, the Company agreed to, notwithstanding the prior exercise of the FP Credit Partners Warrant, repurchase all of the FP Credit Partners Warrant in exchange for a payment by the Company to FP Credit Partners of $20,027,865.17 on the date of the Merger Closing.

Bridge Note Purchase Agreement

On August 15, 2024 (the “Bridge Closing Date”), concurrently with the execution of the Merger Agreement, the Company, as issuer, and certain of its subsidiaries, as guarantors (the “Guarantors” and together with the Company, collectively, the “Note Parties”), entered into a note purchase agreement (the “Bridge Note Purchase Agreement”) with the purchasers party thereto, including affiliates of FP Credit Partners, L.P. (“FP”), Lockheed Martin (“Lockheed Martin”) and affiliates of Beach Point Capital Management (“Beach Point”) (collectively, the “Purchasers”) and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent, pursuant to which the Company issued senior secured notes in an aggregate principal amount of $30,000,000 (the “Bridge Notes”). The principal balance of the Bridge Notes bears interest at a rate of 12% per annum, payable quarterly, with the first such interest payment required to be made on September 15, 2024. Interest is payable in cash or in kind, at the election of the Company. Interest paid in kind will accrete to the principal amount of the Bridge Notes. The maturity date of the Bridge Notes is the earlier of (i) October 25, 2024, (ii) the closing of the Merger, and (iii) the date that the Bridge Notes are accelerated. The obligations under the Bridge Notes are secured by a superpriority lien on substantially all of the assets of the Note Parties (the “Collateral”), including, without limitation, the Company’s subsidiaries Terran Orbital Operating Corporation, Tyvak Nano-Satellite Systems, Inc. and PredaSAR Corporation. The Bridge Notes are guaranteed, jointly and severally, by each of the Guarantors. The proceeds from the sale of the Bridge Notes will be used for working capital and expenditures necessary to maintain the current business operations of the Note Parties, as contemplated in the Note Parties’ budget (which is subject to approval by the Purchasers). The Company may voluntarily prepay the Bridge Notes in whole or in part at any time and from time to time, without premium or penalty. The Bridge Notes are also subject to mandatory prepayment upon the occurrence of customary events such as certain asset sales or receipt of extraordinary receipts. The Note Parties are subject to negotiated affirmative and negative covenants (including tests on variances of the actual disbursements against certain budgeted amounts set forth in the approved budget, subject to permitted variance), and events of default (with respect to payments, breach of covenants, termination of the Merger Agreement, breach of Merger Agreement by the Company, bankruptcy and other matters, subject to negotiated cure periods where applicable).

Amendments to Existing Debt Agreements

Concurrently with the execution of the Bridge Note Purchase Agreement, (i) FP, holders of senior secured notes secured by the Collateral (the “FP Notes”), Terran Orbital Operating Corporation, as issuer, the Company and the other guarantors party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent entered into an Amendment No. 4 to Note Purchase Agreement (“Amendment No. 4 to FP NPA”) that amends the existing Note Purchase Agreement among such parties, dated November 24, 2021 and previously amended on February 8, 2022, March 9, 2022, and March 25, 2022, (ii) Beach Point and Lockheed Martin, holders of senior secured notes secured by Collateral (the “BP/LM Notes”), Terran Orbital Operating Corporation, as issuer, the Company and the other guarantors party thereto, and Lockheed Martin Corporation, as authorized representative for the purchasers entered into a Ninth Amendment to Note Purchase Agreement (“Ninth Amendment to BP/LM NPA”) that amends the existing Note Purchase Agreement among such parties, dated March 8, 2021 and previously amended on April 30, 2021, May 21, 2021, June 7, 2021, October 28, 2021, November 24, 2021, March 9, 2022, March 25, 2022 and October 31, 2022, and as supplemented by the Joinder Agreement dated April 4, 2022, and (iii) Lockheed Martin, holder of second lien convertible senior secured notes secured by Collateral (the “Convertible Notes”), the Company, the guarantors named therein and the purchasers named therein entered into a First Amendment to Convertible Note and Warrant Purchase Agreement (“First Amendment to Convertible NPA” and together with Amendment No. 4 to FP NPA and Ninth Amendment to BP/LM NPA, each a “Debt Amendment” and collectively, the “Debt Amendments”) that amends the existing Convertible Note and Warrant Purchase Agreement among the Company, the purchasers named therein and U.S. Bank Trust Company, National Association, as collateral agent. Among other things, each of the Debt Amendments amends the applicable document to (i) permit the Company to issue the Bridge Notes and grant the liens securing the Bridge Notes, and (ii) conform the covenants therein to certain covenants of the Bridge Note Purchase Agreement, including amending its liquidity covenant to postpone the first liquidity test date following the Bridge Closing Date to December 31, 2024.

Amendments to Existing Intercreditor Agreements

On the Bridge Closing Date, the Note Parties and the collateral agents for the Bridge Note, FP Notes and BP/LM Notes entered into an Amended and Restated Super-priority First Lien Intercreditor Agreement (the “Super-priority First Lien Intercreditor Agreement”) that amends and restates the existing First Lien Intercreditor Agreement among the Note Parties and the collateral agents for the FP Notes and the BP/LM Notes dated November 24, 2021 to, among other things, govern the relative priorities of the collateral agents for the Bridge Notes, FP Notes and the BP/LM Notes and their respective security interests in the Collateral and certain other matters related to the administration of security interests I such Collateral.

On the Bridge Closing Date, the Note Parties and the collateral agents for the Bridge Notes, FP Notes, BP/LM Notes and the Convertible Notes entered into an Amended and Restated First Lien/Second Lien Intercreditor Agreement (the “First Lien/Second Lien Intercreditor Agreement”) that amends and restates the existing First Lien/Second Lien Intercreditor Agreement among the Note Parties and the collateral agents for the FP Notes, BP/LM Notes and the Convertible Notes dated October 31, 2022 to govern, among other things, the relative priorities of the collateral agents for the Bridge Notes, FP Notes, BP/LM Notes and the Convertible Notes and their respective security interest in the Collateral and certain other matters related to the administration of security interest in such Collateral.

General

The foregoing descriptions of the Merger Agreement, the Voting and Support Agreements, the Rights Agreement, the Rights Agreement Amendment, the Subscription Agreement Amendment, the FP Phoenix Amendment, the FP Credit Partners Amendment, the Bridge Note Purchase Agreement, Amendment No. 4 to FP NPA, the Ninth Amendment to BP/LM NPA, the First Amendment to Convertible NPA, the Super-priority First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement are qualified in their entirety by reference to the full text of the Merger Agreement, the Voting and Support Agreements, the Rights Agreement, the Rights Agreement Amendment, the Subscription Agreement Amendment, the FP Phoenix Amendment, the FP Credit Partners Amendment, the Bridge Note Purchase Agreement, Amendment No. 4 to FP NPA, the Ninth Amendment to BP/LM NPA, the First Amendment to Convertible NPA, the Super-priority First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, copies of which are filed hereto as Exhibits 2.1, 99.1, 99.2, 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and are incorporated into this report by reference. Copies of the agreements have been included to provide investors with information regarding their terms and are not intended to provide any factual information about Terran, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the agreements have been made solely for the purposes of the agreements and as of specific dates; were made solely for the benefit of the parties to the agreements; are not intended as statements of fact to be relied upon by investors, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified in some cases by certain confidential disclosures that were made between the parties in connection with the negotiation of the agreements, which disclosures are not reflected in the agreements themselves; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Terran, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in Terran’s public disclosures. The agreements should not be read alone but should instead be read in conjunction with the other information regarding the agreements, the Merger, the Bridge Note Purchase Agreement, Terran, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement (as defined below) that Terran will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Terran will file or furnish with the Securities and Exchange Commission (the “SEC”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Bridge Note Purchase Agreement”, “Amendments to Existing Debt Agreements” and “Amendments to Existing Intercreditor Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 hereto under “Amendment to Shareholder Rights Plan” is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1‡	Agreement and Plan of Merger, dated as of August 15, 2024, by and among Lockheed Martin Corporation, Tholian Merger Sub, Inc. and Terran Orbital Corporation.
4.1

Amended and Restated Rights Agreement, dated as of April 18, 2024, between Terran Orbital Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (including the form of Certificate of Designations of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-40170) filed with the SEC on April 18, 2024).

4.2	Amendment to the Rights Agreement, dated as of August 15, 2024, between Terran Orbital Corporation and Continental Stock Transfer & Trust Company.

10.1‡

Bridge Note Purchase Agreement, dated as of August 15, 2024, by and among Terran Orbital Corporation, as issuer, the guarantors party thereto, the purchasers party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent.

10.2	Amendment to Subscription Agreement (Insider PIPE Investor),dated as of August 15, 2024, by and between Terran Orbital Corporation and Staton Orbital Family Limited Partnership.
10.3

Amendment to Warrant to Purchase Shares of Common Stock of Terran Orbital Corporation, dated as of August 15, 2024, by and among Terran Orbital Corporation, Lockheed Martin Corporation and FP Credit Partners Phoenix II, L.P.

10.4

Amendment to Warrant to Purchase Shares of Common Stock of Terran Orbital Corporation, dated as of August 15, 2024, by and among Terran Orbital Corporation, Lockheed Martin Corporation and FP Credit II, L.P.

10.5

Amendment No. 4, dated as of August 15, 2024, to Note Purchase Agreement, dated as of October 31, 2022, by and among Terran Orbital Operating Corporation, Terran Orbital Corporation, the guarantors party thereto, the purchasers party thereto, and Wilmington Savings Society, FSB.

10.6

Ninth Amendment to Note Purchase Agreement, dated as August 15, 2024, to Note Purchase Agreement, dated as of October 31, 2022, by and among Terran Orbital Operating Corporation, the guarantors party thereto, the purchasers party thereto, and Lockheed Martin Corporation as Authorized Representative.

10.7

First Amendment, dated as of August 15, 2024, to Convertible Note and Warrant Purchase Agreement, dated as of October 31, 2022, by and among Terran Orbital Corporation, the guarantors party thereto, Lockheed Martin Corporation, as Purchaser, and U.S. Bank Trust Company, National Association, as Collateral Agent.

10.8

Amended and Restated Super-priority First Lien Intercreditor Agreement, dated as of August 15, 2024, by and among Terran Orbital Corporation, the guarantors party thereto, U.S. Bank Trust Company, National Association, Wilmington Savings Fund Society, FSB, and U.S. Bank Trust Company, National Association.

10.9

Amended and Restated First Lien/Second Lien Intercreditor Agreement, dated as of August 15, 2024, by and among Terran Orbital Corporation, the guarantors party thereto, U.S. Bank Trust Company, National Association, Wilmington Savings Fund Society, FSB, and U.S. Bank Trust Company, National Association.

99.1

Form of Voting and Support Agreement for Individuals (incorporated by reference to Exhibit 99.9 to Amendment No. 6 to Schedule 13D filed by Lockheed Martin Corporation with the SEC on August 16, 2024).

99.2

Form of Voting and Support Agreement for Institutions (incorporated by reference to Exhibit 99.10 to Amendment No. 6 to Schedule 13D filed by Lockheed Martin Corporation with the SEC on August 16, 2024).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Terran Orbital Corporation (“Terran Orbital”) by Lockheed Martin Corporation (“Lockheed Martin”). In connection with the proposed transaction, Terran Orbital intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Terran Orbital intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. STOCKHOLDERS OF TERRAN ORBITAL ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TERRAN ORBITAL FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by Terran Orbital with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at Terran Orbital’s website at www.terranorbital.com.

Participants in the Solicitation

Terran Orbital, Lockheed Martin and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Terran Orbital’s stockholders with respect to the proposed transaction. Information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. Additional information about Terran Orbital’s directors and executive officers and their ownership of Terran Orbital common stock is set forth in Terran Orbital’s definitive proxy statement for its 2024 annual meeting of stockholders filed with the SEC on April 10, 2024 (the “Terran Orbital 2024 Proxy Statement”), under “Board of Directors and Corporate Governance,” “Executive Officers,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent that holdings of Terran Orbital’s securities by directors and executive officers have changed since the amounts disclosed in the Terran Orbital 2024 Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Changes in Ownership on Form 4 filed with the SEC. Information about Lockheed Martin’s directors and executive officers is set forth in Lockheed Martin’s definitive proxy statement for its 2024 annual meeting of stockholders filed with the SEC on March 15, 2024 (the “Lockheed Martin 2024 Proxy Statement”), under “Director Nominees,” “Executive Compensation” and “Security Ownership of Management and Certain Beneficial Owners.” To the extent holdings of Lockheed Martin’s securities by directors and executive officers have changed since the amounts disclosed in the Lockheed Martin 2024 Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Changes in Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing the respective companies’ websites at www.terranorbital.com (Terran Orbital) and www.lockheedmartin.com (Lockheed Martin).

FORWARD-LOOKING STATEMENTS

This communication contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of the federal securities laws, and are based on Terran Orbital’s current expectations and assumptions, including, among other things, statements regarding the proposed transaction and the expected benefits of the proposed transaction; the anticipated timing of the proposed transaction and financing of the proposed transaction; and the future performance of Terran Orbital’s business if the proposed transaction is completed. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “will,” “should,” “could,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. There can be no assurance that the proposed transaction or any other future events will occur as anticipated, if at all, or that actual results will be as expected. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as: the failure to obtain, delays in obtaining, or adverse conditions contained in any required regulatory or other approvals for consummation of the proposed transaction, the possibility that Terran Orbital stockholders may not approve the proposed transaction; the failure to consummate or a delay in consummating the proposed transaction for other reasons; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement related to the proposed transaction; Terran Orbital’s business being disrupted due to transaction-related uncertainty; the diversion of Terran Orbital’s management’s or employees’ attention during the pendency of the proposed transaction Terran Orbital’s ongoing business operations and other opportunities; the failure to successfully and timely integrate Terran Orbital and realize the benefits of the proposed transaction; the risk of litigation relating to the proposed transaction; competitive responses to the proposed transaction; unexpected liabilities, costs, charges or expenses resulting from the proposed transaction; and potential adverse reactions or changes to business relationships from the announcement or completion of the proposed transaction. These are only some of the factors that may affect the forward-looking statements contained in this news release. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see Terran Orbital’s filings with the SEC, including, but not limited to, Terran Orbital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 1, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 12, 2024, and the prospectus supplements dated September 18, 2023 and July 23, 2024, each related to its Registration Statement on Form S-3, as amended (File No. 333-271093), which was declared effective by the SEC on April 18, 2023. Terran Orbital’s filings may be accessed through the investor relations page of its website, www.investors.terranorbital.com or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, Terran Orbital expressly disclaims a duty to provide updates to forward-looking statements after the date of this communication to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this communication are intended to be subject to the safe harbor protection provided by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	August 21, 2024	By:	/s/ Marc Bell
Marc Bell Chairman and CEO